UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 27, 2006
QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (858) 587-1121
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 27, 2006, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of QUALCOMM Incorporated (the “Company”), the Committee approved the terms of the 2007 Annual Bonus Program (the “Bonus Program”) applicable to key employees of the Company, including the Company’s executive officers. The design of the Bonus Program is similar to the Company’s 2006, 2005 and other prior year programs, and all such programs reward achievement at specified levels of financial and individual performance.
     Under the Bonus Program each officer position has an assigned base target bonus level, expressed as a percent of fiscal year-end annual salary. Each officer position also has an assigned “stretch” target bonus level, expressed as a percent of fiscal year-end annual salary. The target bonus levels are competitive with target bonuses for similar positions reported in independent, third-party published surveys reviewed by the Committee. Depending on Company and business unit financial performance and individual performance, each officer may earn between 0% and 312.5% of the stretch target. Two components comprise the fundamental design of the Bonus Program:
•	Pro forma financial performance of the Company or the Company and relevant business unit, as appropriate. Financial performance includes revenue and earnings before income taxes (EBT), with greater emphasis placed on EBT. The level of performance, upon which the bonus award is based, is determined from the ratio of fiscal year-end pro forma revenue and pro forma EBT compared to the planned pro forma revenue and pro forma EBT budgets reviewed by the Board of Directors at the beginning of the fiscal year. Pro forma financial results are used to enable evaluation of operating results on a consistent and comparable basis. The Company presents and defines pro forma financial results in its quarterly earnings releases furnished to the Securities and Exchange Commission on Form 8-K.

•	Discretion. This discretionary component enables the Committee to reduce the annual bonus payable to an executive officer participant. Management may also adjust the bonus payable to each non-executive officer based on such participant’s performance and contribution to the Company during the fiscal year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

(Registrant)

Date: December 1, 2006
	By:	/s/ Daniel L. Sullivan

Daniel L. Sullivan, Ph.D.
Executive Vice President, Human Resources